Exhibit 32.1
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the quarterly report of Verisk Analytics, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2010, as filed with the Securities and Exchange Commission (the “Report”), for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.
Frank J. Coyne, the Chief Executive Officer and Mark V. Anquillare, the Chief Financial Officer of the Company, each certifies that:
1.	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: November 3, 2010

/s/ Frank J. Coyne
Frank J. Coyne
Chairman of the Board of Directors, President and Chief Executive Officer

Date: November 3, 2010

/s/ Mark V. Anquillare
Mark V. Anquillare
Senior Vice President and Chief Financial Officer